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                                                                     EXHIBIT 5.1


                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615)742-6200                          KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234


                                  May 11, 1998

Dollar General Corporation
104 Woodmont Boulevard, Suite 500
Nashville, Tennessee 37205

     RE: REGISTRATION STATEMENT ON FORM S-3
         COMMISSION FILE NO. 333-50451

Gentlemen:

     We have acted as your counsel in connection with preparation of a registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on April 20, 1998, as subsequently amended, covering 8,625,000 shares of $.50 par value common stock (the "Common Stock") of Dollar General Corporation (the "Company") which may be sold by the Dollar General STRYPES Trust, a Delaware business trust (the "Trust"), to the underwriters represented by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (the "Underwriters") pursuant to the Purchase Agreement among the Trust, the Turner Children Trust dated January 21, 1980 and the Underwriters filed as an exhibit to the registration statement on Form N-2 (file no. 333-50783 and 811-08755).

     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock which may be sold by the Trust, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ Bass Berry & Sims PLC